                                                                    Exhibit 99.2

                      TRANSMITTAL OF FINANCIAL REPORTS AND
                        CERTIFICATION OF COMPLIANCE WITH
                  UNITED STATES TRUSTEE OPERATING REQUIREMENTS
                FOR THE COPPERWELD BUSINESS FOR THE PERIOD ENDED
                                OCTOBER 31, 2003

                                          :
IN RE:                                    : CHAPTER 11
                                          :
LTV STEEL COMPANY, INC.,                  : JOINTLY ADMINISTERED
A NEW JERSEY CORPORATION, ET AL.,         : CASE NO. 00-43866
                                          :
                             DEBTORS.     : CHIEF JUDGE WILLIAM T. BODOH

            As Interim Chief Financial Officer of Copperweld Corporation ("Copperweld"), a corporation organized under the laws of the State of Delaware and one of the debtors and debtors in possession in the above-captioned Chapter 11 cases (collectively, the "Debtors"), I hereby affirm that:

            1. I have reviewed the following Copperweld Business financial reports for October 2003 attached hereto (collectively, the "Statements) - Summarized Operating Results, Balance Sheet and Cash Flow.

            2. The Statements are based on the Debtors' books and records maintained in the ordinary course of business. The statements have been prepared in accordance with normal and customary accounting practices and fairly and accurately reflect the relevant information for the applicable period.

            3. The insurance described in Section 4 of the Operating Instructions and Reporting Requirements for Chapter 11 Cases (the "Operating Instructions") issued by the U.S. Trustee remains in force.

            4. All postpetition taxes are current and have been paid in the ordinary course of business.

            5. No professional fees have been paid without specific court authorization.

            The Statements were prepared by Copperweld under my direction and supervision. Copperweld verifies that, to the best of its knowledge, the information set forth in the Statements is true and correct.

Dated:  November 18, 2003              /s/ James Smith
                                       -----------------------------------------
                                       James Smith
                                       Interim Chief Financial Officer
                                       Copperweld Corporation

THE LTV CORPORATION
COPPERWELD BUSINESS
OPERATING RESULTS YEAR-TO-DATE
(UNAUDITED)
($ IN MILLIONS)

                                                      10 Months Ended
                                                         October 31
                                                 ------------------------
                                                   2003            2002
                                                 --------        --------
Revenues                                         $  647.8        $  670.1

Cost of Sales                              (a)      634.5           612.3
                                                 --------        --------
     Gross Profit                                    13.3            57.8

SG&A                                                 48.2            44.8
Other (income)/expense                               (1.3)           (0.2)

Interest Expense                                     16.6            17.1
Special Charges / Other                    (b)       16.3            (0.1)
Chapter 11 Admin Expenses                             6.8             2.7
                                                 --------        --------
     Pretax Income                                  (73.3)           (6.5)

Tax Provision                                       (10.7)            1.5
                                                 --------        --------
     Net Income                            (c)   $  (62.6)       $   (8.0)
                                                 ========        ========


(a) Cost of Sales includes Piqua Plant shutdown charges of $4.5 and Shelby Plant labor contract agreement charges of $1.6.

(b)   Special Charges includes Piqua Plant shutdown charges of $11.4.

(c)   Without these one time charges noted above, Net Income would be ($45.1).

THE LTV CORPORATION
COPPERWELD BUSINESS
BALANCE SHEET
(UNAUDITED)
($ IN MILLIONS)

                                                                 October 31     December 31
                                                                    2003           2002
                                                                 ----------     -----------
Current Assets
        Cash and cash equivalents                                 $    2.9       $    5.1
        Receivables                                                  117.8           89.1
        Inventories                                                  105.4          148.6
        Prepaid and other current assets                               2.7            3.2
                                                                  --------       --------
                                                                     228.8          246.0
                                                                  --------       --------

Non Current Assets
        Property, plant and equipment                                329.8          350.2
        Intangible and other non current assets                       57.7           60.3
                                                                  --------       --------
                Total Assets                                      $  616.3       $  656.5
                                                                  ========       ========

Current Liabilities
        Accounts payable                                          $   43.9       $   36.8
        Other accrued liabilities                                     21.4           34.5
        Current maturities of debt                                   246.4          259.1
                                                                  --------       --------
                                                                     311.7          330.4
                                                                  --------       --------

Non Current Liabilities                                           $   84.0       $   76.3

Liabilities Subject to Compromise                                 $  445.8       $  435.8

Total Shareholder's Equity (Deficit)                              $ (225.2)      $ (186.0)
                                                                  --------       --------
                Total Liabilities and Shareholder's Equity        $  616.3       $  656.5
                                                                  ========       ========


        See the accompanying notes to Copperweld Business Balance Sheet.

THE LTV CORPORATION

Notes to Copperweld Business Balance Sheet  - October 2003

The Copperweld Business financial data for the periods presented is unaudited. The Copperweld Business has performed impairment tests of goodwill and determined that impairment existed and, accordingly, recorded the impact as a cumulative effect of a change in accounting principle. As a result, the financial information for 2002 has been restated as of January 1, 2002 and the accounting change has been reflected in the balance sheet as of October 31, 2003. In addition, the tax provision includes a $7.9 million Federal tax refund received in July. The expected shutdown expenses totaling $15,930,597, related to the Piqua plant shutdown, were accrued for in September and are included in the 10 months Net Income. Also included in the October year to date 2003 Net Income; Shelby accrued $1,550,000 for future payments agreed to during labor negotiations.

Prior to January 2003, LTV Copperweld had consisted primarily of two businesses
- (1) the Pipe and Conduit Business (consisting of LTV Steel Tubular Company, a division of LTV Steel Company, Inc., and Georgia Tubing Corporation) (the "Pipe and Conduit Business") and (2) the Copperweld Business consisting of Copperweld Corporation, Copperweld Canada Inc. and Welded Tube Holdings, Inc., and their wholly-owned subsidiaries (the "Copperweld Business"). The Pipe and Conduit Business and Copperweld Business collectively were referred to as the "LTV Copperweld Business". On December 31, 2002, substantially all the assets and liabilities of the Pipe and Conduit Business were sold. Any remaining assets and liabilities were retained by LTV Steel or The LTV Corporation and are not part of the ongoing Copperweld Business that is in the process of reorganization. Accordingly, the financial information for all periods presented excludes the Pipe and Conduit Business and only reflects the ongoing Copperweld Business. On October 16, 2002, the Debtors announced that they intend to reorganize the Copperweld Business as a stand-alone company.

In May 2002, an agreement for a $300.0 million debtor-in-possession financing facility ("Copperweld Facility") was reached with a financial institution and the participants in the LTV secured term loan ("LTV Secured Facility"). The LTV Secured Facility had been used to finance a portion of the 1999 acquisition of the Copperweld Business and was guaranteed by certain wholly owned domestic subsidiaries of LTV including the Copperweld domestic subsidiaries. The LTV Secured Facility had a balance of $193.9 million that was "rolled into" the Copperweld Facility. The Copperweld Facility includes a revolving credit facility in the amount of $106.1 million, a portion of which may be used to issue letters of credit. The amount that may be borrowed may be limited by the amount of available receivables and inventory. Interest is based on LIBOR plus 3.25%. Borrowings under the Copperweld Facility are secured by the assets of the Copperweld Business. Copperweld Corporation, Copperweld Canada Inc. and Welded Tube Holdings, Inc. are the borrowers under the Copperweld Facility. As of October 31, 2003, borrowings outstanding under the Copperweld Facility were $246.4 million, including the $193.9 million term loan, and $1.3 million of letters of credit were outstanding. Some of the borrowings under the revolving portion of the facility were used to repay a portion of the LTV debtor-in-possession facility that had been guaranteed by the Copperweld domestic subsidiaries and secured by receivables of Copperweld and to reimburse LTV Steel for certain inventory purchases. The Copperweld Facility can not be used to fund expenses of LTV Steel's former integrated steel operations. On May 15, 2003, the Court granted interim approval to extend the maturity of the Copperweld Facility to December 16, 2003. At the final hearing for the extension on June 3, 2003, the court granted approval. The extended Copperweld Facility agreement contains various restrictive covenants and requires Copperweld to achieve, commencing as of May 1, 2003, certain EBITDA targets throughout the term of the agreement and requires Copperweld to achieve certain benchmarks with respect to a plan of reorganization. Specifically, Copperweld agreed to file a plan of reorganization and disclosure statement on or before August 4, 2003 (extended to August 5, 2003 by Amendment) and to request that the Court commence a hearing on such disclosure statement no later than September 9, 2003. On August 5, 2003, the Copperweld Business filed a Disclosure Statement pursuant to
Section 1125 of the Bankruptcy Code for the Joint Plan of Reorganization of Copperweld Corporation and certain of its Debtor affiliates.

The hearing on the Disclosure Statement was rescheduled to October 8, 2003. At that hearing, the court approved the Disclosure Statement.

As part of the Copperweld Business restructuring, two cost reduction programs were announced in May 2003. First, the Birmingham, Alabama tubular facility was closed and a Warn Notice was issued. This will result in the elimination of fifty employees. Secondly, the employment of 21 full time employees and 10 full time contracted employees was terminated at the Pittsburgh Headquarters. Effective July 1, Copperweld entered into a new lease at its Pittsburgh headquarters, reducing space from two floors to one floor with options to terminate the lease at 24 and 48 months. The new lease was approved by the Court on June 24, 2003. On June 20, 2003, Copperweld announced its plans to close the Piqua Mechanical Tubing Plant. On July 25, 2003, as required by the WARN Act, Copperweld issued a 60-day notice of plant closing to employees and other parties. The Piqua plant ceased welding operations in September 2003. Finishing and shipping operations will continue through year end.

THE LTV CORPORATION
COPPERWELD BUSINESS
YEAR-TO-DATE CASH FLOW
(UNAUDITED)
($ IN MILLIONS)

                                                            10 Months Ended
                                                               October 31
                                                         -----------------------
                                                           2003           2002
                                                         --------       --------
Net Income (Loss)                                        $  (62.6)      $   (8.0)
Non Cash Special Charge                                      11.6           (0.1)
Depreciation and Amortization                                32.0           30.5
(Increase) Decrease in Receivables                          (28.7)         (23.9)
(Increase) Decrease in Inventories                           43.2          (19.4)
Increase (Decrease) in Payables                               7.1            7.7
Other Changes                                                18.9           (5.8)
                                                         --------       --------
        Cash Provided by Operations                          21.5          (19.0)
                                                         --------       --------

Investing Activities:
        Capital Spending                                     (8.4)         (17.4)

Financing Activities:
        Borrowings under Debt Facilities                    694.4          671.9
        Rollover of the Term Loan                             0.0         (193.9)
        Repayment of Revolver Portion of Facility          (707.1)        (406.9)
        Debt Issuance Cost                                   (2.7)          (4.8)
        Payments of Intercompany Advances                     0.0          (46.7)
                                                         --------       --------
Net Cash Flow                                            $   (2.3)      $  (16.8)
                                                         ========       ========